Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 7, 2023, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-271401) and related Prospectus of Scilex Holding Company dated July 12, 2023.

/s/ Ernst & Young LLP

San Diego, California

July 12, 2023